Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-202875) of Black Stone Minerals, L.P. of our report dated October 7, 2014, with respect to the consolidated financial statements of Black Stone Minerals Company, L.P. as of December 31, 2013, and for the year then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Farmington Hills, Michigan

April 21, 2015